UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2012

Encompass Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53499	74-3252949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 North Broadway Avenue, Suite 220 P.O. Box 1218 Oklahoma City, OK	73101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 815-4041

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 14, 2012, the Encompass Energy Services, Inc. (the “Company”) held its 2012 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected all of the Company’s nominees for director, (ii) ratified the appointment of Ziv Haft, Certified Public Accountants (Isr.), a BDO member firm, as the Company’s independent registered public accounting firm for the year ending December 31, 2012, (iii) approved an advisory vote on executive compensation as disclosed in the Company’s proxy statement for the Annual Meeting (the “Proxy Statement”), and (iv) voted to hold future advisory votes on executive compensation on an annual basis.

A total of 1,920,683 shares of the Company’s common stock were present at the meeting in person or by proxy, which represented approximately 93% of the outstanding shares of the Company’s common stock as of April 25, 2012, the record date for the Annual Meeting.

The names of each director elected at the Annual Meeting and the number of votes cast for or withheld, as well as the number of abstentions and broker non-votes, as to each such director were as follows:

Name	For	Withheld	Absentions	Broker Non-Votes
Antranik Armoudian	1,920,683	0	0	0
Kristian B. Kos	1,920,683	0	0	0

On the matter of ratification of the Company’s selection of its independent registered public accounting firm, the stockholders’ votes were cast as follows:

For	Against	Abstentions	Broker Non-Votes
1,920,683	0	0	0

In the advisory vote on the Company’s executive compensation, the stockholders’ votes were cast as follows:

For	Against	Abstentions	Broker Non-Votes
1,920,683	0	0	0

The stockholders’ votes on the frequency of future stockholder votes on the Company’s executive compensation were cast as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
1,920,683	0	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS ENERGY SERVICES, INC.

By:	/s/ Antranik Armoudian
Antranik Armoudian, President, Chief Executive Officer and Chief Financial Officer

Date: June 18, 2012